Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the___ day of __________, 2011, by and between Organovo, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, units (each, a “Unit” and collectively, the “Units”) comprised of (a) 6% Convertible Promissory Notes in the aggregate principal amount, subject to increase as provided below, of up to $1,000,000 (each a “Note and collectively, the “Notes”), in the form attached as Exhibit A hereto, and (b) a warrant (each a “Warrant” and collectively, the “Warrants”), in the form attached as Exhibit B hereto, to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Purchase and Sale of Notes and Warrants.

1.1           Issuance and Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the amount of Notes and the Warrants based on the purchase price set forth opposite each Investor’s name on the Signature Page hereto, for an aggregate purchase price of up to One Million ($1,000,000) Dollars (the “Aggregate Offering Amount”; and the offering of the Notes and Warrants being offered hereunder referred to as the “Offering”).  The Aggregate Offering Amount, with the consent of the Company and the Selling Agent, as defined below, may be increased to $1,500,000 to cover overallotments.

1.2           Payment.  The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly make a wire transfer payment to, “Signature Bank, Escrow Agent for Organovo, Inc.” in the full amount of the purchase price of the Notes and Warrants being subscribed for (the “Purchase Price”).  Wire instructions are as follows:

Bank Name: Signature Bank
ABA Number: 026013576
A/C Name: Signature Bank, as Agent For Organovo, Inc.
A/C Number: # 1501667028
FBO: Investor Name
Social Security Number
Address

All payments made by check as provided in this Section 1.2 shall be promptly deposited by the Company or Spencer Trask Ventures, Inc. (in its capacity as the “Selling Agent”) with Signature Bank (the “Escrow Agent”), and all payments hereunder shall be held in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the Closing (as defined below), (b) the rejection of such proposed investment by the Company or the Selling Agent and (c) the termination of the Offering by the Company or the Selling Agent.

1.3           Closing.

(a)           The initial closing of the purchase and sale of Notes and Warrants under this Agreement (the “Initial Closing”) shall be held at the offices of the Company, 5871 Oberlin Dr., Suite 150, San Diego, California 92121 (or remotely via the exchange of documents and signatures), on or before October 31, 2011, subject to the Company’s and Selling Agent’s mutual right to extend the Offering until November 30, 2011 (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). The subsequent closing(s) of the purchase and sale of Notes (up to Aggregate Offering Amount) and Warrants under this Agreement (the “Subsequent Closing(s)”) shall take place at a time agreed upon by the Company and the Selling Agent (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the “Subsequent Closing Date(s)”), all of which shall occur in any event no later than December 12, 2011 to allow for checks to clear to the extent received on or before November 30, 2011.  The Investors agree that any additional persons or entities that acquire Notes and Warrants at any Subsequent Closing shall become Investors under this Agreement with all rights and obligations attendant thereto, upon their execution of this Agreement without further action by any other Investor.  For purposes of this Agreement, the terms “Closing” and “Closing Date”, unless otherwise indicated, refer to the applicable closing and closing date of the Initial Closing or the Subsequent Closing(s), as the case may be.

(b)           At each Closing, the Company shall deliver the Notes and the Warrants to the Investors against payment of the Purchase Price to the Company as described above, along with delivery by the Investors of an Accredited Investor Certification and Investor Profile to the Selling Agent.  The Accredited Investor Certification and Investor Profile are included in the Investor Instructions booklet provided separately.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors, except as set forth (i) on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C (the “Schedule of Exceptions”) or (ii) in the Memorandum (as defined below), the following:

2.1           Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity (as hereinafter defined) (each, a “Subsidiary” and collectively, the “Subsidiaries”).  Unless the context requires otherwise, all references herein to the “Company” shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership, or similar arrangement.

2.2           Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as hereafter defined).

2.3           Capitalization and Voting Rights.   The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock.  As of the date of this Agreement, there was issued and outstanding 21,965,223 shares of Common Stock.  As of the date of this Agreement, there were no issued and outstanding options (“Options”) to purchase shares of Common Stock and warrants (“Outstanding Warrants”) to purchase 1,409,750 shares of Common Stock.  All of the issued and outstanding shares of Common Stock, and all shares of Common Stock that may be issued upon exercise of Outstanding Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights with respect to the transactions contemplated by this Agreement.  Other than such Outstanding Warrants, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  The Company and the shareholders of the Company are parties to a Buy-Sell Agreement which contains certain customary rights of first refusal and other restrictions on transfer.  All of the issued and outstanding (i) shares of Common Stock and (ii) Outstanding Warrants were issued in compliance with applicable federal and state securities laws.

2.4           Authorization.  All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Warrants being sold hereunder and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”), has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

2.5           Valid Issuance of Notes, Warrants and Common Stock.

(a)           The Notes and the Warrants which are being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws.  The equity securities issuable upon exercise of (i) the Warrant and (ii) the warrant (the “Maturity Warrant”) issuable upon the conversion of the Note in the circumstances described in section 1 of the Note have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant and the Maturity Warrant (and upon payment of the exercise price as required by the Warrant and the Maturity Warrant), shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of the Warrants and the Maturity Warrants hereunder.

(b)           All outstanding shares of Common Stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

2.6            Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and applicable Blue Sky filings and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material and adverse effect on the results, operations, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

2.7           Litigation.  There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.  The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.

2.8           Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation, as amended to date, or Bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any violation or default of any provisions of its Certificate of Incorporation, as amended to date, or Bylaws or to the Company’s knowledge, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

2.9           Compliance with Laws.  The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally.  The Company has not received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a materially adverse on the Company's business or operations, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

2.10.          Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

3.              Representations and Warranties of the Investors.  Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1           Authorization.  Investor (i) if a natural person, represents that Investor has reached the age of 21 and has full power and authority to execute and deliver this Securities Purchase Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Securities Purchase Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Securities Purchase Agreement has been duly authorized by all necessary action, this Securities Purchase Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Securities Purchase Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Securities Purchase Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Investor is executing this Securities Purchase Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Securities Purchase Agreement and make an investment in the Company, and represents that this Securities Purchase Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Securities Purchase Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Investor is a party or by which it is bound.

3.2           Purchase Entirely for Own Account.  The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities.  Investor represents that it has full power and authority to enter into this Agreement.

3.3           Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and the Warrants.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4           Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

3.5           Accredited Investor.  The Investor meets the requirements of at least one of the suitability standards for an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”) and as set forth on the Accredited Investor Certification.

3.6           Restricted Securities.  Investor understands that the Notes and the Warrants (and the equity securities issuable upon conversion of the Notes and Common Stock issuable upon exercise of the Warrant and the Maturity Warrant) that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7           High Risk and Speculative Investment.  Investor recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company requires funds in addition to the proceeds to be derived from the sale of the Notes; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Notes and the Warrants is extremely limited; (e) in the event of a disposition, the Investor could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Notes, the Warrants and the Common Stock; and (h) that the Common Stock may not successfully become actively traded.  Investor has reviewed the Risk Factors which are contained in the Confidential Information Memorandum, dated as of September 19, 2011 (the “Memorandum”), a copy of which has been delivered to Investor in connection herewith.

3.8           Use of Proceeds.  Investor acknowledges and understands that the proceeds from the sale of the Notes are expected to be used by the Company as set forth in the Memorandum.

3.9           Fees.  No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

3.10          Legends.  It is understood that the certificates evidencing the Notes and the Warrants (and the equity securities issuable upon conversion and exercise thereof, respectively) may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

3.11           For ERISA plans only.  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Investor fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, Investor fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.12           Investor should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. Investor represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists; To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  Investor agrees to promptly notify the Company and the Selling Agent should Investor become aware of any change in the information set forth in these representations.  Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Investor, either by prohibiting additional subscriptions from Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Selling Agent may also be required to report such action and to disclose Investor’s identity to OFAC.  Investor further acknowledges that the Company may, by written notice to Investor, suspend the redemption rights, if any, of Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Selling Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.13.  To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor  is  acting  as  agent or  nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.14  If Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Investor represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.           Conditions of the Investors’ Obligations at Closing.  The obligations of the Investors under subsection 1.1 of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2           Performance.  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Compliance Certificate.  The President or Chief Executive Officer of the Company shall deliver to the Selling Agent on behalf of the Investors, at the Closing, a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4.5            Delivery of Notes and Warrants.  The Company shall have delivered the Notes and the Warrants to the Investors, as specified in Section 1.

5.           Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before any Closing of each of the following conditions by the Investors:

5.1           Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2           Payment of Purchase Price.  The Investors shall have delivered the purchase price specified in Section 1.2.

6.           Indemnification.  The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Selling Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

7.           Miscellaneous.

7.1           Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year.  The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

7.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes sold hereunder or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

7.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6           Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

Organovo, Inc.
5871 Oberlin Drive, Suite 150
San Diego, Ca. 92121
Attention: Keith Murphy, Chief Executive Officer

With a copy to:

Meister Seelig & Fein LLP
Two Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention: Kenneth S. Goodwin, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

7.7           Compensation of Selling Agent.  The Investor acknowledges that it is aware that the Selling Agent will receive from the Company, in consideration of its services as Selling Agent in respect of the transactions contemplated hereby, compensation as set forth in the Memorandum. The Selling Agent has waived the payment of a cash commission and non-accountable expense allowance upon conversion of the Notes in a Qualified Next Round Financing (as such term is defined in the Notes).

7.8           Transaction Expenses; Enforcement of Transaction Documents.  The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.   If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9           Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Note Requisite Holders (as defined below).  Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion and (b) the Schedule of Investors hereto may be amended by the Company from time to time to add information regarding additional Investors participating in Subsequent Closings without the consent of the other parties hereto.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 7.9 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Note Requisite Holder(s)” shall mean holders of Notes representing at least 66% of the aggregate amount of principal then outstanding under such Notes.

7.10           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.12           Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Notes and Warrants pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Meister Seelig & Fein LLP has served as counsel to the Company only, and the Investors cannot rely upon Meister Seelig & Fein LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.  Each Investor also acknowledges and understands that Littman Krooks LLP has served as counsel to the Selling Agent only and the Investors cannot rely upon Littman Krooks LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

[Signatures on page following]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

ORGANOVO, INC.

By:	/s/
Name: Keith Murphy
Title: Chief Executive Officer

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

By execution and delivery of this signature page, you are agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among Organovo, Inc., a Delaware corporation (the “Company”) and the Investors (as defined in the Purchase Agreement), dated as of September_5_, 2011, and acknowledges having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR:
Print Name: ________________________
Signature:__________________________
Title (if entity)_______________________
__________________________________
Street Address
__________________________________
Street Address – 2nd line
__________________________________
City, State, Zip

Purchase Price: $___________________
Date: __________________
Contact Person: ______________________
Telephone No. _____________________
E-mail Address: ____________________
Soc Sec # or Fed ID #________________

 5   To be completed to reflect date of initial closing.  Investors should not complete this.

SCHEDULE OF INVESTORS

[TO BE COMPLETED BY COMPANY AT EACH CLOSING]

Name	Purchase Price	Note Amount	Number of Warrants

EXHIBIT A

NOTE

[ATTACHED SEPARATELY]

EXHIBIT B

WARRANT

[ATTACHED SEPARATELY]

EXHIBIT C

SCHEDULE OF EXCEPTIONS

Section 2.1

The Company has entered into an agreement with Pfizer Inc. and an agreement with ABT Holding Company, a subsidiary of Athersys, Inc., for collaborative research and other projects relating to product development.

Section 2.3.

From March, 2008 through August, 2011 the Company issued (the “Prior Offering”) Convertible Notes in the aggregate principal amount of $3,130,000.  All purchasers of the Convertible Notes represented that they were “accredited investors,” within the meaning of Rule 501 of Regulation D, and the Prior Offering was conducted pursuant to the exemption from registration afforded by Rule 506 of Regulation D.  However, the Company has not filed a Form D with the SEC with respect to the Prior Offering, nor has it made any filings with any state securities commissions with respect to the Prior Offering.  Pursuant to an Exchange Agreement among the Company and the holders of the Convertible Notes, said holders, except for one note holder with a $100,000 principal amount, have exchanged the entire principal of, and interest on, the Convertible Notes for shares of Common Stock and Outstanding Warrants as further described in the Memorandum.

The Company has made restricted grants of its common stock to certain of its employees and consultants, all of which vest over four years.  Certain of these grants have been incorrectly identified as option grants in offer letters executed by the Company and the employee or consultant.  The Company is in the process of preparing the necessary documentation to properly reflect the grants of its restricted stock, as applicable.

The shares of Common Stock issued pursuant to the Exchange Agreement and the restricted stock grants are included in the 21,965,223 shares of Common Stock issued and outstanding as of the date of this Agreement.